Exhibit 32.1

Certifications of Chief Executive Officer and Chief Financial Officer Pursuant to

18 U.S.C. Section 1350,

as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 10-K of 26North BDC, Inc. (the “Company”) for the year ended December 31, 2023, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Brendan McGovern, as the Chief Executive Officer of the Company and Jonathan Landsberg, as the Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to such officer’s knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Brendan McGovern
Name:	Brendan McGovern
Title:	President and Chief Executive Officer (Principal Executive Officer)
Date:	March 8, 2024

/s/ Jonathan Landsberg
Name:	Jonathan Landsberg
Title:	Treasurer and Chief Financial Officer (Principal Financial Officer)
Date:	March 8, 2024

A signed original of this written statement as required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the SEC or its staff upon request.